UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

ZAI LAB LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38205	98-1144595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 Jinke Road Bldg. 1, Fourth Floor Pudong Shanghai, China	201210
(Address of principal executive offices)	(Zip Code)

+86 21 6163 2588

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 1 Ordinary Share, par value $0.00006 per share	ZLAB	The Nasdaq Global Market
Ordinary Shares, par value $0.00006 per share*	9688	The Stock Exchange of Hong Kong Limited

*       Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 28, 2022, Zai Lab Limited (the “Company”) held an extraordinary general meeting of shareholders (the “EGM”). Holders of a total of 82,378,112 ordinary shares of the Company, constituting more than one-tenth of all voting share capital of the Company in issue as of the record date of February 18, 2022, were present in person by virtual attendance or by proxy at the EGM.

The matter set forth below was voted on by the Company’s shareholders and approved at the EGM. Detailed descriptions of the proposal and the applicable voting procedures at the EGM are contained in the proxy statement for the EGM filed with the SEC on February 28, 2022, as supplemented on March 23, 2022. The resolution duly proposed in the notice of the EGM, as set forth below, was approved at the EGM.

Proposal:

AS AN ORDINARY RESOLUTION: to authorize and approve a share subdivision whereby, with effect from March 30, 2022, subject to and conditional upon the Listing Committee of The Stock Exchange of Hong Kong Limited granting the listing of, and permission to deal in, (i) the Subdivided Ordinary Shares (as defined below), (ii) any Subdivided Ordinary Shares which may be issued upon exercise of the outstanding share options granted by the Company or any Subdivided Ordinary Shares which may be issued upon vesting of the share awards under the equity incentive plan adopted by the shareholders of the Company on August 21, 2015 (as amended on February 3, 2016 and April 10, 2016) (the “2015 Equity Plan”) and under the equity incentive plan adopted by the shareholders of the Company on August 11, 2017 (the “2017 Equity Plan”), and (iii) any Subdivided Ordinary Shares which may be issued upon the exercise of share options or any Subdivided Ordinary Shares which may be issued upon vesting of the share awards to be granted from time to time under the 2015 Equity Plan and the 2017 Equity Plan, (a) each issued and unissued Ordinary Share with a par value of US$0.00006 each (the “Ordinary Share(s)”) in the capital of the Company will be subdivided into ten Ordinary Shares with a par value of US$0.000006 each (the “Subdivided Ordinary Shares”), and (b) the authorized share capital of the Company will be amended as follows:

FROM: US$30,000.00 divided into 500,000,000 shares with a par value of US$0.00006 each;

TO: US$30,000.00 divided into 5,000,000,000 shares with a par value of US$0.000006 each (the “Share Subdivision”).

The final voting result for the resolution is as follows:

For	Against	Abstentions	Broker Non-votes
82,350,538	21,786	5,788	—

Accordingly, this Proposal was carried as an ordinary resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

By:	/s/ Samantha Du
Samantha Du Chief Executive Officer

Date: March 28, 2022